Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linkhome Holdings Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 Amendment No. 2 of our report dated April 18, 2024, relating to the consolidated financial statements of Linkhome Holdings Inc., which is included in this Registration Statement on the Form S-1 Amendment No. 2.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California
July 19, 2024